Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-214782 on Form S-8 of our report dated March 31, 2017, relating to the consolidated financial statements of Eastside Distilling, Inc., for the years ended December 31, 2016 and 2015, which appear in this Form 10-K.

/s/ BPM LLP
San Francisco, California

March 31, 2017